                                                             OMB APPROVAL
                                                      --------------------------
                                                      OMB Number:      3235-0059
                                                      Expires: February 28, 2006
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                                                      hours per response...12.75

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                            NOBLE INTERNATIONAL, LTD
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3) Filing Party:

--------------------------------------------------------------------------------

     4) Date Filed:

--------------------------------------------------------------------------------
PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

{NOBLE INTERNATIONAL, LTD. LOGO}


April 19, 2004


Dear Stockholder:

         You are cordially invited to attend the 2004 annual meeting of stockholders of Noble International, Ltd. which will be held on Wednesday, May 12, 2004 at 10:00 a.m. at the Oakland Hills Country Club, 3951 West Maple Road, Bloomfield Hills, Michigan and thereafter as it may be adjourned from time to time.

         At this year's annual meeting, you will be asked to elect three (3) Class II directors; ratify the selection of Deloitte & Touche as our independent auditors for fiscal 2004; and transact such other business as may properly come before the meeting or any adjournments thereof.

         Details of the matters to be considered at the meeting are contained in the attached notice of annual meeting and proxy statement, which we urge you to consider carefully.

         As a stockholder, your vote is important. Whether or not you plan to attend the meeting, please complete, date, sign and return your proxy card promptly in the enclosed envelope which requires no postage if mailed in the United States. Alternatively, you may vote through the Internet at www.voteproxy.com or by telephone at 1-800-PROXIES. If you attend the meeting, you may vote in person if you wish, even if you have previously returned your proxy card.

         Thank you for your cooperation, continued support and interest in Noble International, Ltd.

                                   Sincerely,

                            /s/ Robert J. Skandalaris

                              Robert J. Skandalaris
                                    Chairman

                            NOBLE INTERNATIONAL, LTD.
                              28213 VAN DYKE AVENUE
                             WARREN, MICHIGAN 48093
                              --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 12, 2004
                                   10:00 A.M.
                              --------------------

         Notice is hereby given that the Annual Meeting of Stockholders of Noble International, Ltd. will be held at the Oakland Hills Country Club, 3951 West Maple Road, Bloomfield Hills, Michigan on Wednesday, May 12, 2004 at 10:00 a.m. to consider and vote upon:

         1. The election of Class II Directors to serve for a three year term expiring at the Annual Meeting of Stockholders to be held in 2007 or until their successors have been duly elected and qualified. The Proxy Statement which accompanies this Notice includes the names of the nominees to be presented by the Board of Directors for election;

         2. Ratification of Deloitte & Touche LLP as independent public accountants of the Company; and

         3. The transaction of such other business as may properly come before the Annual Meeting and any adjournment(s) thereof.

         The Board of Directors has fixed the close of business on March 31, 2004 as the record date for determination of Stockholders entitled to notice of, and to vote at, the Annual Meeting. TO ASSURE THAT YOUR SHARES WILL BE REPRESENTED AT THE ANNUAL MEETING, PLEASE EITHER (1) MARK, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE, (2) VOTE UTILIZING THE AUTOMATED TELEPHONE FEATURE DESCRIBED IN THE PROXY, OR (3) VOTE OVER THE INTERNET PURSUANT TO THE INSTRUCTIONS SET FORTH ON THE PROXY. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.

         Stockholders are cordially invited to attend the meeting in person. Please indicate on the enclosed Proxy whether you plan to attend the meeting. Stockholders may vote in person if they attend the meeting even though they have executed and returned a Proxy.

                                   By Order of the Board of Directors,

                                   /s/ MICHAEL C. AZAR

                                   Michael C. Azar
                                   Secretary

Dated:   April 19, 2004

                            NOBLE INTERNATIONAL, LTD.
                              --------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS

                              --------------------

                                  INTRODUCTION

         This Proxy Statement is furnished by the Board of Directors of Noble International, Ltd., a Delaware corporation, (the "Company") in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held on May 12, 2004 and at any adjournments thereof. The Annual Meeting has been called to consider and vote upon (1) the election of Class II Directors;
(2) the ratification of Deloitte & Touche LLP as the Company's independent public accountants, and (3) such other business as may properly come before the Annual Meeting or any adjournment(s) thereof. This Proxy Statement and the accompanying Proxy are being sent to Stockholders on or about April 19, 2004.

PERSONS MAKING THE SOLICITATION

         THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. The original solicitation will be by mail. Following the original solicitation, the Board of Directors expects that certain individual Stockholders will be further solicited through telephone or other oral communications from the Board of Directors. The Board of Directors does not intend to use specially engaged employees or paid solicitors. The Board of Directors intends to solicit Proxies for shares which are held of record by brokers, dealers, banks or voting trustees, or their nominees, and may pay the reasonable expenses of such record holders for completing the mailing of solicitation materials to persons for whom they hold shares. All solicitation expenses will be borne by the Company.

TERMS OF THE PROXY

         The enclosed Proxy indicates the matters to be acted upon at the Annual Meeting and provides boxes to be marked to indicate the manner in which the Stockholder's shares are to be voted with respect to such matters. By appropriately marking the boxes, a Stockholder may specify whether the proxy shall vote for or against or shall be without authority to vote the shares represented by the Proxy. The Proxy also confers upon the proxy discretionary voting authority with respect to such other business as may properly come before the Annual Meeting.

         If the Proxy is executed properly and is received by the proxy holder prior to the Annual Meeting, the shares represented by the Proxy will be voted. An abstention and a broker non-vote would be included in determining whether a quorum is present at the meeting, but would otherwise not affect the outcome of any vote. Where a Stockholder specifies a choice with respect to the matter to be acted upon, the shares will be voted in accordance with such specification. Any Proxy which is executed in such a manner as not to withhold authority to vote for the election of the specified nominees as Directors (see "Matters To Be Acted Upon -- Item 1: Election of Class II Directors") shall be deemed to confer such authority. A Proxy may be revoked at any time prior to its exercise by giving written notice of the revocation thereof to Michael C. Azar, Secretary, Noble International, Ltd., 28213 Van Dyke Avenue, Warren, Michigan 48093, by attending the meeting and electing to vote in person, or by a duly executed Proxy bearing a later date.

                         VOTING RIGHTS AND REQUIREMENTS

VOTING SECURITIES

         The securities entitled to vote at the Annual Meeting consist of all of the outstanding shares of the Company's common stock, $.001 par value per share ("Common Stock"). The close of business on March 31, 2004 has been fixed by the Board of Directors of the Company as the record date. Only Stockholders of record as of the record date may vote at the Annual Meeting. As of the record date, there were 8,949,079 outstanding shares of the Company's Common Stock entitled to vote at the Annual Meeting.

QUORUM

         The presence at the Annual Meeting of the holders of record of a number of shares of the Company's Common Stock and Proxies representing the right to vote shares of the Company's Common Stock in excess of one-half of the number of shares of the Company's Common Stock outstanding as of the record date will constitute a quorum for transacting business.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth information, as of March 31, 2004, with respect to the beneficial ownership of the Company's Common Stock by: (i) each person known by the Company to own more than 5% of the Company's Common Stock;
(ii) each director and nominee for director; (iii) each officer of the Company named in the Summary Compensation Table; and (iv) all executive officers and directors of the Company as a group. Except as otherwise indicated, each Stockholder listed below has sole voting and investment power with respect to the shares beneficially owned by such person.



                                                       NUMBER OF SHARES                 PERCENTAGE OF COMMON STOCK
NAME AND ADDRESS OF BENEFICIAL OWNER(1)            BENEFICIALLY OWNED(2)                   BENEFICIALLY OWNED(2)
-----------------------------------------------    --------------------------     ---------------------------------------
Robert J. Skandalaris(3)                                 2,306,651                                25.78%
Michael C. Azar(4)                                         105,526                                1.18%
Christopher L. Morin(5)                                     63,069                                  *
Jay J. Hansen(6)                                            29,289                                  *
Mark T. Behrman(7)                                          15,988                                  *
Daniel J. McEnroe(8)                                        14,752                                  *
Van E. Conway                                               14,180                                  *
Timothy J. Emmitt(9)                                        13,732                                  *
Anthony R. Tersigni                                         12,252                                  *
Lee M. Canaan(10)                                           11,926                                  *
Thomas L. Saeli                                              7,446                                  *
Stuart I. Greenbaum(10)                                      4,809                                  *
Todd Antenucci                                               4,488                                  *
Jonathan P. Rye                                              3,559                                  *
The Riverview Group, LLC(11)                               625,000                                6.53%
Munder Capital Management(12)                              478,480                                5.35%
Systematic Financial Management, LP(13)                    451,000                                5.04%
All Directors and Officers as a group                    2,607,667                                29.14%
(14 persons)



--------
* Less than 1%

(1) The address of each named person is 28213 Van Dyke Avenue, Warren, Michigan 48093.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting and investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, each share of common stock subject to options held by that person that will be exercisable on or before June 18, 2004 is deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(3) Includes 637,292 shares of common stock over which Mr. Skandalaris exercises voting power. Includes options to purchase 6,000 shares of common stock at $8.00 expiring in 2008.

(4) Includes options to purchase 15,000 shares of common stock at $12.63 expiring in 2004, 10,500 shares of common stock at $6.62 expiring in 2005, and 22,000 shares of common stock at $8.00 expiring in 2008.

(5) Includes options to purchase 10,000 shares of common stock at $12.63 per share expiring in 2004, 7,000 shares of common stock at $6.62 expiring in 2005, 4,000 shares of common stock at $6.12 expiring in 2006, and 26,000 shares of common stock at $8.00 expiring in 2008.

(6) Includes options to purchase 10,000 shares of common stock at $10.50 per share expiring in 2007, and 12,000 shares of common stock at $8.00 per share expiring in 2008.

(7) Includes options to purchase 1,250 shares of common stock at $10.63 expiring in 2006, 1,250 shares of common stock at $7.89 expiring in 2006, 1,250 shares of common stock at $6.64 expiring in 2006, and 1,250 shares of common stock at $4.78 expiring in 2006.

(8) Includes options to purchase 5,000 shares of common stock at $6.23 per share expiring in 2005, 1,250 shares of common stock at $10.63 expiring in 2006, and 1,250 shares of common stock at $7.89 expiring in 2006.

(9) Includes options to purchase 6,000 shares at $5.39 per share expiring 2006 and 6,667 shares at $8.00 per share expiring in 2008.

(10) Includes options to purchase 1,250 shares of common stock at $4.78 per share expiring in 2006.

(11) Information is based on Schedule 13G filed by The Riverview Group LLC, a Delaware Limited Liability Company, with the Securities Exchange Commission on March 25, 2004. The Schedule 13G states that The Riverview Group beneficially owns 625,000 shares of our common stock, which are issuable to Riverview upon the conversion of a certain convertible subordinated note in the aggregate principal amount of $20,000,000 convertible into shares of common stock of the Company at a conversion price of $32.00 per share.

(12) Information is based on Schedule 13G filed by Munder Capital Management, a Delaware General Partnership, with the Securities Exchange Commission on February 13, 2004. The Schedule 13G states that Munder Capital Management beneficially owns 478,480 shares of our common stock.

(13) Information is based on Schedule 13G filed by Systematic Financial Management, L.P., a New Jersey General Partnership, with the Securities Exchange Commission on December 31, 2003. The Schedule 13G states that Systematic Financial Management, LP beneficially owns 451,100 shares of our common stock.

                            MATTERS TO BE ACTED UPON

ITEM 1:  ELECTION OF CLASS II DIRECTORS

DIRECTORS

         The nominees for the Board of Directors are set forth below. The Company has a classified Board of Directors that is divided into three (3) classes with three year terms of office ending in different years. The term of the Class II Directors expires this year. The Company's Bylaws give the Board the power to set the number of directors at no less than nine nor more than twelve. The size of the Company's Board is currently set at nine. There are currently three (3) Board positions designated for Class II Directors of which three (3) will be filled by election at the Annual Meeting to be held on May 12, 2004.

         Three (3) persons have been nominated by the Board of Directors to serve as the Class II Directors until the 2007 Annual Meeting of Stockholders. The Board of Directors recommends that the three (3) nominees, Daniel J. McEnroe, Stuart I. Greenbaum and Thomas L. Saeli be elected to serve as the Class II Directors until the 2007 Annual Meeting of Stockholders. Information on the background and qualification of the nominees is set forth on the following page.

         The Board knows of no reason why any nominee for director would be unable to serve as a director. In the event that any of them should become unavailable prior to the Annual Meeting, the Proxies will be voted for a substitute nominee or nominees designated by the Board of Directors, or the number of directors may be reduced accordingly. In no event will the Proxies be voted for more than three (3) persons.

VOTE REQUIRED

         The favorable vote of a plurality of the shares of Common Stock of the Company present in person or by proxy at the Annual Meeting is required for the election of each nominee for Class II Director. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" EACH OF THE NOMINEES LISTED ABOVE.

                             NOMINEES FOR DIRECTORS

CLASS II NOMINEES TO SERVE UNTIL THE 2007 ANNUAL MEETING

                                          DIRECTOR
NAME                           AGE         SINCE        POSITIONS HELD
----                           ---         -----        --------------
Daniel J. McEnroe              41          1997         Director
Stuart I. Greenbaum            67          2001         Director
Thomas L. Saeli                47          2002         Director

         DANIEL J. MCENROE, AGE 41, joined the Company's Board of Directors in November 1997. Mr. McEnroe is currently a Managing Director of Sundance Capital Partners, LLC, a private advisory and investment firm, and since 2001 has provided advisory and investment management services. From 1994 to 2001, Mr. McEnroe held positions with the Penske Corporation, a closely-held diversified transportation services company, including Treasurer of Detroit Diesel Corporation, a publicly held subsidiary. Mr. McEnroe is a Certified Public Accountant and a Chartered Financial Analyst. He holds a B.B.A. from the University of Michigan and a M.M. from the J. L. Kellogg Graduate School of Management at Northwestern University.

         STUART I. GREENBAUM, AGE 67, joined the Company's Board of Directors in January 2001. Mr. Greenbaum is currently the Dean and The Bank of America Professor of Managerial Leadership at the John M. Olin School of Business, at Washington University in St. Louis. Prior to joining the Olin School in July 2000, Mr. Greenbaum spent 20 years at the Kellogg Graduate School of Management at Northwestern University where he was the Director of the Banking Research Center and the Norman Strunk Distinguished Professor of Financial Institutions. Mr. Greenbaum holds a Ph.D. in Economics from The John Hopkins University.

         THOMAS L. SAELI, AGE 47, joined the Company's Board of Directors in 2002. Mr. Saeli is the Vice President of Corporate Development for Lear Corporation. Prior to joining Lear in 1998, Mr. Saeli was a Vice President and Partner at The Oxford Investment Group, Inc., a Michigan-based merchant banking firm, and from 1983 to 1988 served as Division Manager of Financial Controls for Pepsico, Inc. Mr. Saeli holds a B.A. from Hamilton College, and an M.B.A. from the Columbia University Graduate School of Business.

             MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

         The following individuals are directors of the Company who will continue to serve as directors:

CLASS III DIRECTORS TO SERVE UNTIL THE 2005 ANNUAL MEETING

         ROBERT J. SKANDALARIS, AGE 51, the Company's founder, currently serves as Chairman of the Board and Director. Mr. Skandalaris is also a Principal and Managing Director of Quantum Value Partners, LP, a private equity fund. Prior to founding the Company in 1993, Mr. Skandalaris was Vice Chairman and a shareholder of The Oxford Investment Group, Inc., a Michigan-based merchant banking firm, and served as Chairman and Chief Executive Officer of Acorn Asset Management, a privately held investment advisory firm. Mr. Skandalaris began his career as a Certified Public Accountant with the national accounting firm of Touche Ross & Co. Mr. Skandalaris holds a B.A. from Michigan State University and an M.S.A. from Eastern Michigan University.

         ANTHONY R. TERSIGNI, ED.D., AGE 54, joined the Company's Board of Directors in November 1997. Dr. Tersigni is the Chief Operating Officer of Ascension Health, the largest non-profit integrated health delivery system in the U.S. From 1995 to 2001, Dr. Tersigni served as President and Chief Executive Officer of St. John Health System, an integrated health delivery system headquartered in Detroit, Michigan. Prior to joining St. John Health System in 1995, Dr. Tersigni was President and Chief Executive Officer of Oakland General Health Systems, Inc., in Madison Heights, Michigan. Dr. Tersigni holds a doctorate in Organizational Development from Western Michigan University.

         MARK T. BEHRMAN, AGE 41, joined the Company's Board of Directors in January 1999. Mr. Behrman is a co-founder and the Chief Operating Officer of Berko Productions, LLC, an entertainment company that specializes in the production and acquisition of feature films and television programming for worldwide distribution. Mr. Behrman also is a Managing Director of Quantum Value Partners, LP, a private equity fund. Previously, Mr. Behrman served as a Managing Director in the U.S. Operations Division of Trade.com Global Markets, Inc. ("Global"), an international financial services firm, and as the Head of Corporate Finance for its predecessor, BlueStone Capital Partners, LP., an investment banking firm. While employed by Global, Mr. Behrman also held the title of Executive Vice President of Trade.com Online Securities, Inc. ("Online"), a wholly-owned subsidiary of Global, from January 2001 to August 2001. In October 2001, a petition for voluntary bankruptcy was filed by Online in the U.S. Bankruptcy Court for the Southern District of New York. Mr. Behrman holds a B.S.B.A. from The State University of New York at Binghamton and an M.B.A. from Hofstra University.


CLASS I DIRECTORS TO SERVE UNTIL THE 2006 ANNUAL MEETING

         LEE MUSGROVE CANAAN, AGE 46, joined the Company's Board of Directors in January 2001. Ms. Canaan is currently a Managing Director of The Pembrook Group, a private investing and financial advisory firm in Houston, Texas. Prior to that she served as a Senior High Yield Analyst for AIM Capital Management, Inc., an investment firm located in Houston, Texas. Prior to joining AIM Capital Management, Inc. in 1996, Ms. Canaan was a Financial Consultant for ARCO Transportation Company in Long Beach, California. Ms. Canaan holds a B.S. in geological sciences from the University of Southern California and an M.B.A. in Finance from the Wharton School at the University of Pennsylvania.

         VAN E. CONWAY, AGE 51, joined the Company's Board of Directors in 2002. Mr. Conway is the co-founder and Managing Partner of Conway, MacKenzie & Dunleavy ("CM&D"), a nationally recognized turnaround and crisis management consultant, providing supply chain management, financial and management consulting to original equipment manufacturers, Tier I and II auto suppliers, as well as other industries. Prior to establishing CM&D in 1987, Mr. Conway served as Partner-in-charge of the Emerging Business Services Department at Deloitte & Touche, LLP. Mr. Conway is a Certified Public Accountant and Certified Fraud Examiner. He holds a B.S. from John Carroll University and an M.B.A. from the University of Detroit.

         JONATHAN P. RYE, AGE 47, joined the Company's Board of Directors in 1999. Mr. Rye is the Managing Partner of Greenfield Partners, a private investment capital firm specializing in the acquisition of Michigan based manufacturing and service companies with revenues between $2.5 million and $25 million. Mr. Rye also serves as Chairman of Greenfield Commercial Credit, a commercial financing company established in 1995 to meet the financial needs of Midwest businesses. Prior thereto, Mr. Rye served as CEO of Lamb Technicon, a leading supplier of large automated manufacturing systems with annual sales of $400 million, until its sale to Litton Industries in 1987.

         The executive officers of the Company who are not also directors are as follows:

         CHRISTOPHER L. MORIN, AGE 45, PRESIDENT AND CHIEF EXECUTIVE OFFICER, joined the Company in June 1997. Mr. Morin also served as a member of the Company's Board of Directors from November 1997 through August 1998, and as Chief Operating Officer from June 1997 to August 1998. Mr. Morin serves as the Chief Executive Officer of Noble Manufacturing Group, Inc. and its subsidiary Noble Metal Processing, Inc. Prior to joining the Company, Mr. Morin was the Chief Operating Officer of Talon Automotive Group LLC, a privately held automotive supplier from 1994 through 1997. Prior to joining Talon in 1994, Mr. Morin was the Vice President of Operations for Irvin Automotive Products, a division of Takata, North America.

         JAY J. HANSEN, AGE 40, VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, joined the Company in March 2002. Prior to joining the Company, Mr. Hansen was Vice President at Oxford Investment, a privately held merchant bank with holdings in a variety of business segments, including automotive supply. Prior to joining Oxford, Mr. Hansen held several management positions at Michigan National Bank. Mr. Hansen holds a Bachelor of Science Degree in Business Administration from The Wharton School at the University of Pennsylvania.

         TIMOTHY J. EMMITT, AGE 44, CHIEF OPERATING OFFICER, joined the Company in October 2001. Mr. Emmitt served as Chief Operating Officer of Noble Metal Processing, Inc. from May, 2002 to October, 2003 and as Vice President of Automotive Operations from October, 2001 to April, 2002. Prior to joining the company, Mr. Emmitt held various senior management positions in Finance, Operations and Strategy at DaimlerChrysler from July 1987 to October, 2001. Mr. Emmitt also held various Production Engineering positions at General Motors from 1983 to 1986. Mr. Emmitt holds a B.S. in Mechanical Engineering from Michigan State University and an M.B.A. from University of Chicago.

         TODD C. ANTENUCCI, AGE 44, VICE PRESIDENT BUSINESS DEVELOPMENT, joined the Company in 1990. Mr. Antenucci has held various positions in sales and engineering management with Noble Metal Processing, Inc. From 1982 to 1990, Mr. Antenucci held various engineering positions with LTV Aerospace. Mr. Antenucci holds a Bachelor of Science degree in Mechanical Engineering from Michigan Technological University.

         MICHAEL C. AZAR, AGE 40, VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY, joined the Company in November 1996. Mr. Azar also served as a member of the Company's Board of Directors from December 1996 until November 1997. Mr. Azar is also a Principal and Managing Director of Quantum Value Partners, LP, a private equity fund. Prior to joining the Company, Mr. Azar was employed as General Counsel to River Capital, Inc., an investment banking firm, from January through November 1996. From 1988 to 1995, Mr. Azar practiced law with the firm of Mason, Steinhardt, Jacobs and Perlman in Southfield, Michigan. Mr. Azar holds a B.A. from Kalamazoo College and a J.D. from the University of Detroit.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

         The Board of Directors manages or directs the management of the business of the Company. During the fiscal year ended December 31, 2003, there were seven (7) meetings of the Board of Directors. All members attended at least seventy-five percent of the meetings of the directors and the committees on which they serve.

         The Board has established four standing committees the principal functions of which are briefly described below. The charters of these committees are posted on our website, www.nobleintl.com, in the investor information section and paper copies will be provide upon request to the office of the Secretary, Noble International, Ltd. 28213 Van Dyke Ave, Warren, MI 48093.

STOCKHOLDER COMMUNICATION WITH THE BOARD OF DIRECTORS

         Stockholders desiring to communicate with a director or the entire Board of Directors may address such communication to the attention of the Secretary of the Company at the Company's executive offices and such communication will be forwarded to the intended recipient or recipients.

COMPENSATION COMMITTEE

         Lee M. Canaan, Jonathan P. Rye, Thomas L. Saeli and Anthony R. Tersigni, all of whom are outside directors, served on the Company's Compensation Committee. The Compensation Committee reviews and makes recommendations regarding the compensation of the Company's Executive Officers and certain other management staff. The members of the Compensation Committee are independent as defined by Rule 4200(1)(15) of the National Association of Securities Dealers' listing standards. The Compensation Committee met four (4) times during the year ended December 31, 2003.


AUDIT COMMITTEE

         Daniel J. McEnroe, Van E. Conway and Jonathan P. Rye, all of whom are outside directors, served on the Company's Audit Committee. The Audit Committee assists the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor's qualifications and independence, (3) the performance of the Company's internal audit function and independent auditors and (4) the compliance by the Company with legal and regulatory requirements. The Audit Committee met seven (7) times during the year ended December 31, 2003. The members of the Audit Committee are independent as defined by Rule 4200(1)(15) of the National Association of Securities Dealers' listing standards. The Board or Directors has determined that Van E. Conway is an "audit committee financial expert," as defined by Item 401(h) of Regulation S-K.


EXECUTIVE COMMITTEE

         Daniel J. McEnroe, Van E. Conway, Thomas L. Saeli and Robert J. Skandalaris served on the Company's Executive Committee. The Executive Committee serves as a liaison between the Company and Executive Management of the Company, reviewing certain specified matters on behalf of the Board of Directors. The Executive Committee met four (4) times during the year ended December 31, 2003.


COMMITTEE ON DIRECTORS AND BOARD GOVERNANCE

         Robert J. Skandalaris, Stuart I. Greenbaum, Van E. Conway and Anthony
R. Tersigni served on the Committee on Directors and Board Governance. The Committee on Directors and Board Governance annually reviews the performance of the Company's Directors, makes recommendations for new directors, and evaluates and makes recommendations regarding the Company's governance practices. The Committee on Directors and Board Governance will consider nominees recommended by Stockholders provided such recommendations are made in accordance with the procedures described in this Proxy Statement under "Stockholders Proposals." The Committee on Directors and Board Governance met three (3) times during the year ended December 31, 2003.

DIRECTOR COMPENSATION

         Directors who are employees of the Company receive no compensation, as such, for their service as members of the Board. In calendar year 2003, pursuant to the Non-Employee Director Plan, directors who were not employees of the Company received an annual fee of $30,000, payable in Common Stock of the Company. The Chairman of the Audit Committee, Van E. Conway, received an additional $5,000 for serving in such capacity. All directors are reimbursed for expenses incurred in connection with attendance at meetings. In addition, directors are eligible to participate in the Company's 1997 Stock Option Plan and the Company's Non-Employee Director Plan. In calendar year 2003, 30,195 shares were issued to directors. Of these, 29,362 were issued as compensation and 833 pursuant to matches made by Directors who purchased shares of the Company in the open market.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION

         The following table sets forth the total compensation earned by the former and current Chief Executive Officer and each of the other four most highly compensated executive officers whose salary plus bonus exceeded $100,000 per annum during any of the Company's last three fiscal years.




                                      SUMMARY COMPENSATION TABLE
                                      --------------------------
                                        Annual Compensation(1)                  Long Term Compensation
                                        --------------------                    ----------------------

                                                                                                   SECURITIES
NAME/PRINCIPAL                                                          RESTRICTED STOCK      UNDERLYING OPTIONS/
POSITION                    YEAR     SALARY ($)     BONUS ($)               AWARDS(2)               SARS (#)
--------                    ----     ----------     ---------               ---------               --------
Robert J. Skandalaris       2003     $287,500       $ 97,500                 $52,500                10,000(4)
Chairman of the             2002     $325,000            ---                                        15,000(3)
Board of Directors(5)       2001     $280,000       $150,000                 $43,540                   ---

Christopher L. Morin,       2003     $343,750       $115,000                 $34,998                43,333(4)
President, Chief            2002     $270,000       $ 75,000                     ---                65,000(3)
Executive Officer(6)        2001     $225,000       $100,000                 $10,818                10,000

Michael C. Azar,            2003     $210,000       $ 77,500                 $34,998                36,666(4)
Vice President &            2002     $225,000       $ 30,000                     ---                55,000(3)
General Counsel             2001     $200,000       $100,000                 $ 7,889                   ---

Jay J. Hansen, Chief        2003     $196,250       $ 84,500                 $27,987                20,000(4)
Financial Officer(7)

Timothy J. Emmitt,          2003     $214,096       $ 75,500                     ---                 6,667(4)
Chief Operating Officer(8)

Todd C. Antenucci, Vice     2003     $198,788       $123,500                     ---                   ---
President Business
Development(9)

David V. Harper, Chief      2002     $235,000       $ 30,000                     ---                55,000
Financial Officer(10)       2001     $225,000       $ 75,000                 $12,097                   ---



(1) Does not include any value that might be attributable to job-related personal benefits, the annual value of which has not exceeded the lesser of 10% of annual salary plus bonus or $50,000 for each executive officer.

(2)    Granted pursuant to the Company's 2001 Stock Incentive Plan.

(3) Granted pursuant to the Company's 2002 Executive Stock Appreciation Rights Plan and subsequently surrendered.

(4) Issued upon the surrender of grants provided under the 2002 Executive Stock Appreciation Rights Plan.

(5) Mr. Skandalaris held the position of Chairman and CEO from November 1997 through July 2003, whereupon Mr. Morin assumed the position of CEO.

(6) Mr. Morin has served as Chief Executive Officer since July 2003 and as its President since May 2001.

(7) Mr. Hansen became CFO in May 2003. Prior to that time, Mr. Hansen was Vice President of Corporate Development.

(8) Mr. Emmitt became Chief Operating Officer in May 2003. Prior to that time, Mr. Hansen was Chief Operating Officer of Noble Metal Processing, Inc.

(9) Mr. Antenucci became Vice President of Business Development in May 2003. Prior to that time, Mr. Antenucci was Vice President of Sales and Marketing for Noble Metal Processing, Inc.

(10) Mr. Harper served as Chief Financial Officer of the Company from October 2000 through May 2003.

                            OPTION/SAR GRANTS IN 2003


                                INDIVIDUAL GRANTS
                                                   Potential Realized Value at
                                                   Assumed Annual Rates of
                                                   Stock Price Appreciation for
                                                   Option Term(2)
                                                   -----------------------------


                          Number of
                         Securities
                         Underlying    % of Total
                          Options/     Options/SARs     Exercise
                            SARs       Granted to       or Base
                          Granted     Employees In       Price        Expiration
         Name               (#)       Fiscal Year(3)     ($/Sh)          Date         0%($)     5%($)      10%($)
        -----             ------      -------------      -----         --------      -----      -----      ------
Robert J. Skandalaris(1)  10,000        7.35%            $8.00         12/31/05      $4,300    $16,038    $135,800

Christopher L. Morin(1)   43,333        31.9%            $8.00         12/31/05      $18,633   $69,498    $471,447

Michael C. Azar(1)        36,333        26.7%            $8.00         12/31/05      $15,623   $58,271    $395,303

Jay J. Hansen(1)          20,000        14.7%            $8.00         12/31/05      $8,600    $32,076    $217,600

Timothy J. Emmitt(1)      6,667         4.9%             $8.00         12/31/05      $2,867    $10,693    $72,537



-----------------------------------

(1) Options granted in 2003 were issued upon the surrender of SARs granted to such individuals in 2002. Options granted in 2003 vest at 60% after December 31, 2003 and 100% after December 31, 2004.

(2) These columns sets forth hypothetical gains or "option spreads" for the Options at the end of their respective terms, as calculated in accordance with the rules of the Securities and Exchange Commission. Each gain is based on an arbitrarily assumed annual rate of compound appreciation of the market price at the date of grant of 5% and 10% from the date the option was granted to the end of the option term. The 5% and 10% rates of appreciation are specified by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices. Actual gains, if any, on Option exercises are dependent on the future performance of the Company's Common Stock and overall market conditions.

(3) The Company granted options to purchase an aggregate of 25,833 Options to all employees other than executive officers and granted Options of 109,999 shares to all executive officers as a group (4 persons), during fiscal year 2003.



                       AGGREGATED OPTION EXERCISES IN 2003

                        AND FISCAL YEAR-END OPTION VALUES





                                                      NUMBER OF SECURITIES UNDERLYING        VALUE OF UNEXERCISED
                                                        UNEXERCISED OPTIONS/SARS AT        IN-THE-MONEY OPTIONS/SARS
                                                            FISCAL YEAR-END (#)             AT FISCAL YEAR-END ($)
                                                            -------------------             ----------------------
                             SHARES
                           ACQUIRED ON     VALUE
NAME                      EXERCISE (#)    REALIZED    EXERCISABLE      UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
----                      ------------    --------    -----------      -------------     -----------     -------------
Robert J. Skandalaris           0            0           6,000             4,000           $89,340          $59,560

Christopher L. Morin         50,000       $527,865       47,000           26,333           $670,620        $407,608

Michael C. Azar              10,000       $125,000       52,500           19,166           $766,765        $291,591

Jay J. Hansen                  ---          ---          12,000           33,000           $178,680        $428,870

Timothy J. Emmitt              ---          ---          10,000           11,667           $164,560        $197,212

Todd C. Antenucci              ---          ---          11,100            2,900           $173,539         $10,076




1997 STOCK OPTION PLAN

         In November 1997, the Board of Directors of the Company adopted, and in April 1998, the Company's Stockholders approved, the Noble International, Ltd. 1997 Stock Option Plan (the "1997 Plan"). The 1997 Plan provides for the grant to employees, officers, directors, consultants and independent contractors of non-qualified stock options as well as for the grant of stock options to employees that qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986 ("Code"). Although the Company has approximately 1,000 employees technically eligible to participate in the 1997 Plan, it is anticipated the stock options will be granted only to a limited number of management level personnel. The 1997 Plan terminates on November 24, 2007. The purpose of the 1997 Plan is to enable the Company to attract and retain qualified persons as employees, officers and directors and others whose services are required by the Company, and to motivate such persons by providing them with an equity participation in the Company. The 1997 Plan reserved 700,000 shares of the Company's Common Stock for issuance, subject to adjustment upon occurrence of certain events affecting the capitalization of the Company.

         The 1997 Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"), which has, subject to specified limitations, the full authority to grant options and establish the terms and conditions for vesting and exercise thereof. The exercise price of incentive stock options granted under the 1997 Plan is required to be no less than the fair market value of the common stock on the date of grant (110% in the case of a greater than 10% Stockholder). The exercise price of non-qualified stock options is required to be no less than 85% of the fair market value of the Common Stock on the date of grant. Options may be granted for terms of up to 10 years (5 years in the case of incentive stock options granted to greater than 10% Stockholders). No optionee may be granted incentive stock options such that the fair market value of the options which first become exercisable in any one calendar year exceeds $100,000. If an optionee ceases to be employed by, or ceases to have a relationship with the Company, such optionee's options expire six months after termination of the employment or consulting relationship by reason of death, one year after termination by reason of permanent disability, immediately upon termination for cause and three months after termination for any other reason.

         In order to exercise an option granted under the 1997 Plan, the optionee may pay the full exercise price of the shares being purchased or by utilizing a cashless exercise feature. Payment may be made either: (i) in cash;
(ii) at the discretion of the Committee, by delivering shares of Common Stock already owned by the optionee that have a fair market value equal to the applicable exercise price; or (iii) in the form of such other consideration as may be determined by the Committee and permitted by applicable law.

         Subject to the foregoing, the Committee has broad discretion to describe the terms and conditions applicable to options granted under the 1997 Plan. The Committee may at any time discontinue granting options under the 1997 Plan or otherwise suspend, amend or terminate the 1997 Plan and may, with the consent of an optionee, make such modification of the terms and conditions of such optionee's option as the Committee shall deem advisable. However, the Committee has no authority to make any amendment or modifications to the 1997 Plan or any outstanding option which would: (i) increase the maximum number of shares which may be purchased pursuant to options granted under the 1997 Plan, either in the aggregate or by an optionee, except in connection with certain antidilution adjustments; (ii) change the designation of the class of employees eligible to receive qualified options; (iii) extend the term of the 1997 Plan or the maximum option period thereunder; (iv) decrease the minimum qualified option price or permit reductions of the price at which shares may be purchased for qualified options granted under the 1997 Plan, except in connection with certain antidilution adjustments; or (v) cause qualified stock options issued under the 1997 Plan to fail to meet the requirements of incentive stock options under
Section 422 of the Code. Any such amendment or modification shall be effective immediately, subject to Stockholder approval thereof within 12 months before or after the effective date. No option may be granted during any suspension or after termination of the 1997 Plan.

         The 1997 Plan is designed to meet the requirements of an incentive stock option plan as defined in Code Section 422. As a result, an optionee will realize no taxable income, for federal income tax purposes, upon either the grant of an incentive stock option under the 1997 Plan or its exercise, except that the difference between the fair market value of the stock on the date of exercise and the exercise price is included as income for purposes of calculating Alternative Minimum Tax. If no disposition of the shares acquired upon exercise is made by the optionee within two years from the date of grant or within one year from the date the shares are transferred to the optionee, any gain realized upon the subsequent sale of the shares will be taxable as a capital gain. In such case, the Company will be entitled to no deduction for federal income tax purposes in connection with either the grant or the exercise of the option. If, however, the optionee disposes of the shares within either of the periods mentioned above, the optionee will realize earned income in an amount equal to the excess of the fair market value of the shares on the date of exercise (or the amount realized on disposition if less) over the exercise price, and the Company will be allowed a deduction for a corresponding amount.

2001 NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN

         On March 30, 2001, the Company's Board of Directors adopted, and in May 2001, the Company's Stockholders approved, the 2001 Non-Employee Director Stock Incentive Plan (the "Non-Employee Director Plan"). The Non-Employee Director Plan is designed to attract and retain the services of experienced and knowledgeable independent directors of the Company for the benefit of the Company and its Stockholders and to provide additional incentive for such directors to continue to work for the best interests of the Company and its Stockholders through continuing ownership of its Common Stock.

         Each director who is not, and has not been during the immediately preceding 12-month period, an employee of the Company or any subsidiary of the Company, is eligible to participate in the Non-Employee Director Plan, provided that such director is not separately compensated by the Company as a consultant and does not fail to attend (or otherwise participate in) at least two-thirds (2/3) of the board meetings.

         An aggregate of 200,000 shares of Common Stock have been reserved for issuance under the Non-Employee Director Plan. The Non-Employee Director Plan provides for the annual grant of incentive awards consisting of restricted stock grants and stock purchase participation awards. The Non-Employee Director Plan will be administered by the Board of Directors or, if the Board so determines, by a committee of the Board. The annual restricted stock award shares and stock purchase participation award limit will be established by the Board of Directors (or by a committee thereof) at its first meeting following the annual meeting of Stockholders each year.

         Restricted stock awards will be subject to such restrictions and conditions to the vesting of awards as the Board of Directors (or committee) deems appropriate, including, without limitation, that the non-employee director remain in the continuous service of the Company for a certain period; provided, however, that no restricted stock award may vest prior to six months from its date of grant other than in connection with a participant's death or disability.

         Stock purchase participation awards shall consist of a right to receive shares of Common Stock with a fair market value equal to one-third (1/3) of the net amount spent by the non-employee director on purchases of Common Stock in the public market, subject to the terms and limitations determined by the Board of Directors (or committee). The Board of Directors (or committee) shall impose such restrictions or conditions to the vesting of stock purchase participation awards as it deems appropriate, including, without limitation, that the non-employee director remain in the continuous service of the Company for a specified period.

2001 STOCK INCENTIVE PLAN

         On March 30, 2001, the Company's Board of Directors adopted, and in May, 2001, the Company's Stockholders approved, the 2001 Stock Incentive Plan (the "Stock Incentive Plan"). The purpose of the Stock Incentive Plan is to advance the interests of the Company and its Stockholders by enabling the Company and its subsidiaries to attract and retain persons of ability to perform services for the Company and its subsidiaries by providing an incentive to such individuals through equity participation in the Company and by rewarding such individuals who contribute to the achievement by the Company of its economic objectives.

         All employees of the Company and its subsidiaries, as well as non-employee directors, consultants and independent contractors, are eligible to participate in the Stock Incentive Plan. It is anticipated that the Stock Incentive Plan will be used primarily for the grant of incentive awards to executive officers of the Company and its subsidiaries.

         An aggregate of 400,000 shares of Common Stock have been reserved for issuance under the Stock Incentive Plan. The Stock Incentive Plan provides for the grant of incentive awards consisting of restricted stock grants and stock bonuses. The Stock Incentive Plan will be administered by the Board of Directors or, if the Board so determines, by a committee of the Board.

         Restricted stock awards will be subject to such restrictions and conditions to the vesting of awards as the Board of Directors (or committee) deems appropriate, including, without limitation, that the participant remain in the continuous employ or service of the Company or a subsidiary for a certain period or that the participant or the Company (or any subsidiary or division thereof) satisfy certain performance goals or criteria; provided, however, that no restricted stock award may vest prior to six months from its date of grant other than in connection with a participant's death or disability.

         Stock bonuses shall consist of a grant of shares of Common Stock, subject to the terms and limitations determined by the Board of Directors (or committee). In no event will a stock bonus be granted in consideration of future services. The participant will have all voting, dividend, liquidation and other rights with respect to the shares of Common Stock issued to a participant as a stock bonus upon the participant becoming the holder of record of such shares; provided, however, that the Board of Directors (or committee) may impose such restrictions on the assignment or transfer of shares of Common Stock issued as a stock bonus as it deems appropriate.

2002 EXECUTIVE STOCK APPRECIATION RIGHTS PLAN

         In May, 2002, the Company's Board of Directors adopted the 2002 Executive Stock Appreciation Plan (the "SAR Plan"). The purpose of the SAR Plan is to advance the interests of the Company and its Stockholders by enabling the Company and its subsidiaries to attract and retain executives of ability to perform services for the Company and its subsidiaries by providing an incentive to such individuals through equity growth in the Company and by rewarding such individuals who contribute to the achievement by the Company of its economic objectives.

         All employees of the Company and its subsidiaries, as well as non-employee directors, consultants and independent contractors, are eligible to participate in the SAR Plan. It is anticipated that the SAR Plan will be used primarily for the grant of incentive awards to executive officers of the Company and its subsidiaries.

         An aggregate of 250,000 SAR units have been authorized for issuance under the SAR Plan. The SAR Plan provides for the grant of incentive awards consisting of SAR units. The SAR Plan will be administered by the Board of Directors or, if the Board so determines, by a committee of the Board.

         SAR grants will be subject to such restrictions and conditions to the vesting of awards as the Board of Directors (or committee) deems appropriate, including, without limitation, that the participant remain in the continuous employ or service of the Company or a subsidiary for a certain period or that the participant or the Company (or any subsidiary or division thereof) satisfy certain performance goals or criteria. In May, 2003, the Company's Board of Directors terminated the SAR Plan and converted all previously granted SARs into options under the Company's 1997 Plan.


EMPLOYMENT AGREEMENT

         The Company entered into a one (1) year employment agreement with Christopher L. Morin, its Chief Executive Officer, in 2001, and subsequently renewed each year thereafter. The Employment Agreement provides for an initial term of one year, with an unlimited number of successive renewals subject to the election by either party not to renew the Employment Agreement. Mr. Morin is also entitled to an incentive bonus for each fiscal year in an amount to be determined by the Compensation Committee of the Board, as well as to participate in any executive bonus or other incentive compensation program adopted by the Company. In the event Mr. Morin's employment is terminated by the Company without cause, or by reason of his death or disability, or in the event the Employment Agreement is not renewed, the Company is obligated to pay to Mr. Morin, as severance and/or liquidated damages, an amount equal to one times his annual base salary at the time of termination.

         The Company entered into a three (3) year employment agreement with Robert J. Skandalaris, its Chief Executive Officer, on April 2, 1997. The Employment Agreement provides for an initial term of three years, with an unlimited number of successive three-year renewals subject to the election by either party not to renew the Employment Agreement. Mr. Skandalaris is also entitled to an incentive bonus for each fiscal year in an amount to be determined by the Compensation Committee of the Board, as well as to participate in any executive bonus or other incentive compensation program adopted by the Company. In the event Mr. Skandalaris' employment is terminated by the Company without cause, or by reason of his death or disability, or in the event the Employment Agreement is not renewed, the Company is obligated to pay to Mr. Skandalaris, as severance and/or liquidated damages, an amount equal to three times his highest annual base salary at the time of termination plus any incentive bonus due under the Employment Agreement. Mr. Skandalaris' employment agreement was renewed in 2000 and 2003 and has been amended to reflect increases in his annual compensation authorized by the Compensation Committee of the Board.

         The Company has also entered into employment agreements with Messrs. Hansen and Azar. Messrs. Hansen and Azar are also entitled to an incentive bonus for each fiscal year in an amount to be determined by the Compensation Committee of the Board, as well as to participate in any executive bonus or other incentive compensation program adopted by the Company. These agreements have automatic renewal terms of one year and provide for varying amounts of severance between three and twelve months of base pay based upon the individual's length of employment with the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% beneficial owners are also required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely upon a review of the copies of such forms furnished to the Company, or written representations that no Form 5 filings were required, the Company believes that during the period from January 1, 2003 through December 31, 2003, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except the following i) on May, 16, 2003, Anthony Tersigni, Thomas Saeli, Daniel McEnroe, Van Conway, Lee Canaan, Jonathan Rye and Stuart Greenbaum were granted stock as compensation for their service as Board Members. The Form 4s for the aforementioned directors were not filed until September 18, 2003; ii) On May 16, 2003, Messrs. Skandalaris, Morin, Azar and Hansen received options pursuant to our 1997 Stock Option Plan upon surrender of grants received under our SAR Plan. The Form 4s for these persons was not filed until September 30, 2003; iii) On August 20, 2003 Robert J. Skandalaris sold 10,000 shares of our common stock. The Form 4 for that sale was not filed until September 19, 2003; iv) On September 12, 2003 Messrs. Antenucci and Emmitt became executive officers of the Company. The Form 3s for these individuals were not filed until October 3, 2003; and v) On September 8, 2003, Richard Balgenorth purchased 2,000 shares of our common stock. The Form 4 for that purchase was not filed until September 22, 2003.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        On April 22, 2002, the Company completed a sale and leaseback transaction of its Shelbyville, KY facility to the Company's Chairman. The sale price was $6.2 million which was equal to the book value of the property. The proceeds of the transaction were used to reduce the Company's debt under its current credit facility. The lease has a term of five years and provides for monthly rent of $72,000. The sale price and rent amount were determined by the estimated fair value of the property and estimated prevailing lease rates for similar properties. Although the Company did not obtain an independent valuation of the property or the terms of the transaction, it believes the terms of the sale and leaseback were at least as favorable to Noble as terms that could have been obtained from an unaffiliated third party. Rent expense for 2003 was approximately $0.7 million.

         On December 30, 2002, the Company completed the sale of its subsidiary, Noble Construction Equipment, Inc., to a private equity fund for $14.0 million, The Company's Chairman and certain other officers have an interest in the private equity fund. Due to the related party nature of the transaction, an independent committee of the board of directors was formed to evaluate, negotiate and complete the sale of this operation. In addition, the Company obtained an independent opinion regarding the fairness of the transaction.

        On January 29, 2004, the Company completed the sale of Monroe Engineering Products, Inc. to a private equity fund for $5.5 million in cash. The Company's Chairman and certain other officers have an interest in the private equity fund. Due to the related party nature of the transaction, an independent committee of the board of directors was formed to evaluate, negotiate and complete the sale of this operation. In addition, the Company obtained an independent opinion regarding the fairness of the transaction.

CODE OF ETHICS

         The Company has adopted a code of ethics that applies to all of our employees, executive officers and directors including our principal executive officer, principal financial officer, genera counsel and principal accounting officer. The code of ethics includes provisions covering compliance with laws and regulations, insider trading practices, conflicts of interest, confidentiality, protection and proper use of our assets, accounting and record keeping, fair competition and fair dealing, business gifts and entertainment, payments to government personnel and reporting of illegal or unethical behavior. The code of ethics is posted on our website at www.nobleintl.com. Any waiver of any provision of the code of ethics granted to an executive officer or director may only be made by the board of directors and will be promptly disclosed on our website.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION


         The Compensation Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

COMPENSATION PHILOSOPHY

         The Company's executive compensation program is designed to link executive compensation to corporate performance. To this end, the Company has developed an overall compensation strategy and specific compensation plans that tie executive compensation to the Company's success in meeting specified performance goals. The overall objectives of this strategy are to attract and retain the best possible executive talent, to motivate these executives to achieve goals that support the Company's business strategy, to establish a link between executive and stockholder interests, and to provide a compensation package that is based on individual performance and initiative, as well as overall business results, both long and short term.

         The Compensation Committee reviews the Company's executive compensation program annually. The review includes a comparison of current total compensation levels (including base salary, annual bonus and long-term incentives) to those provided in similarly situated companies, with data being collected from several executive compensation surveys. In addition to the Compensation Surveys, the Compensation Committee also considers the compensation reported for executives by the companies included in a group of automotive companies.

         The Compensation Committee determines the compensation of the CEO and the officers of the corporation, reviews the policies and philosophy set for the next level of key executives (approximately 5), and evaluates and recommends to the Board of Directors all long-term incentive plans. This process is designed to ensure congruity throughout the executive compensation program. In reviewing the individual performance of the executives whose compensation is detailed in this proxy statement the Compensation Committee takes into account the views of Mr. Skandalaris, the Company's Chairman.

         The key elements of the Company's executive compensation program are base salary, annual bonus and long-term incentives that consist of cash compensation, Company stock, and stock options. The Compensation Committee's policies with respect to each of these elements, are the basis for the compensation awarded to Mr. Morin, the Company's CEO.

BASE SALARIES

         Base salaries for management employees are based primarily on the responsibilities of the position and the experience of the individual, with reference to the competitive marketplace for management talent, measured in terms of executive compensation offered by comparable companies in related businesses. Increases in base salaries are based upon the performance of the executive officers as compared to pre-established goals.

CASH BONUSES

         Cash bonuses are awarded, at the discretion of the Compensation Committee, to executive officers based in part on the overall financial performance of the Company and in part on the performance of the executive officer. The financial performance of the Company is measured by revenue and operating income growth and actual performance against budgeted performance. Although annual bonuses depend primarily on the achievement of performance objectives as described above, the Compensation Committee may adjust bonus measures and awards based on other financial or non-financial actions that the Compensation Committee believes will benefit long-term stockholder value. In 2003, Mr. Morin received a cash bonus of $100,000. In 2003, cash bonuses were also paid to certain executive officers in connection with the performance of the Company.

STOCK OPTIONS

         The Company grants stock options under the 1997 Plan as part of its strategy to attract and retain qualified persons as executive officers and to motivate such persons by providing them with an equity participation in the Company. During 2003, options to purchase an aggregate of 135,832 shares were granted to executives and Directors of the Company and its subsidiaries. Of these grants, all were issued in exchange for the termination and surrender of the SAR grants provided in 2002 under the Executive Stock Appreciation Rights Plan.

STOCK GRANTS

         The Company grants stock pursuant to the Employee Stock Incentive Plan as part of its strategy to attract and retain qualified persons as executive officers and to motivate such persons by providing them with an opportunity to obtain equity in the Company. During 2003, the following stock grants were made:
i) 29,362 shares to Directors as compensation for their service to the Company;
ii) 2,500 shares to Directors pursuant to matches made to certain Directors who made open market purchases of the Company's stock; iii) 13,210 shares to certain executive officers as part of their 2003 bonus award; and iv) 17,394 shares to certain executives (approximately 11) under the 2001 Stock Incentive Plan as matches in connection with open market purchases of the Company's stock. Stock granted to executives bear a two year restriction prohibiting holders from selling the stock.

SAR GRANTS

         The Company grants SARs pursuant to the Executive Stock Appreciation Rights Plan as part of its strategy to attend and retain qualified persons as executive officers and to motivate such person by providing them with an opportunity to realize financial gain matched to the growth of the equity of the Company. During 2003, no SAR units were granted to executives or other employees of the Company and its subsidiaries. In May, 2003, the Company's Board of Directors terminated the SAR Plan and converted all previously granted SARs into options under the Company's 1997 Plan.

CHAIRMAN COMPENSATION

         The factors considered by the Compensation Committee in determining the compensation of the Chairman of the Board of Directors who serves in an executive capacity, in addition to the criteria outlined above, include the Company's operating and financial performance, as well as his leadership and establishment and implementation of the strategic direction for the Company. Mr. Skandalaris' compensation for fiscal 2003 was $287,500 in accordance with the terms of his Employment Agreement with the Company. Mr. Skandalaris also received a cash bonus for fiscal year 2003, totaling $75,000, along with a grant of stock under the Company's Stock Incentive Plan of 4,605 shares (see restricted stock awards in the table under Executive Compensation -- Summary Compensation Table above). Mr. Skandalaris' base salary for 2004 remains at $250,000.


CEO COMPENSATION

         The factors considered by the Compensation Committee in determining the compensation of the Chairman of the Board of Directors who serves in an executive capacity, in addition to the criteria outlined above, include the Company's operating and financial performance, as well as his leadership and establishment and implementation of the strategic direction for the Company. Mr. Morin's compensation for fiscal 2003 was $343,750 in accordance with the terms of his Employment Agreement with the Company. Mr. Morin also received a cash bonus for fiscal year 2003, totaling $100,000, along with a grant of stock under the Company's Stock Incentive Plan of 3,070 shares (see restricted stock awards in the table under Executive Compensation -- Summary Compensation Table above). Mr. Morin's base salary for 2004 remains at $340,000.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
                                   (Continued)


COMPENSATION LIMITATIONS

         Under section 162(m) of the Internal Revenue Code, adopted in August 1993, and regulations adopted thereunder by the Internal Revenue Service, publicly-held companies may be precluded from deducting certain compensation paid to an executive officer in excess of $1.0 million in a year. The regulations exclude from this limit performance-based compensation and stock options provided certain requirements such as Stockholder approval, are satisfied. The Company plans to take actions, as necessary, to insure that its stock option plans and executive compensation plans qualify for exclusion.


SUMMARY

         The Compensation Committee believes that the compensation plans are consistent with the Company's strategic objectives and are properly aligned with the stockholder's best interest. The programs enable the Company to attract, retain and incent highly qualified individuals and provide appropriate incentives to reward them for achieving and surpassing corporate and personal goals. The Committee periodically reviews these programs to assure that they emphasize performance and reward enhancement of stockholder value, and modifies the programs as deemed necessary and appropriate to achieve stated objectives, as well as to take into account systemic changes in leading compensation practices. The Committee also reviews these programs and changes them in recognition of the market in which the Company competes.


                                                     Sincerely,

                                                     Jonathan P. Rye
                                                     Lee M. Canaan
                                                     Thomas L. Saeli
                                                     Anthony R. Tersigni, Ed.D.
                                                     COMPENSATION COMMITTEE

                 THE COMMITTEE ON DIRECTORS AND BOARD GOVERNANCE

         The Committee on Directors and Board Governance is currently composed of four directors, Robert J. Skandalaris (chairman), Anthony R. Tersigni, Stuart
I. Greenbaum and Van E. Conway. Messrs. Tersigni, Greenbaum and Conway, meet the criteria for independence specified in the listing standards of the NASDAQ. The principal functions of the Committee on Directors and Board Governance is to:

         - consider and recommend to the Board qualified candidates for election as directors of the Company;

         - periodically prepare and submit to the Board for adoption the Committee's selection criteria for directors nominees;

         - recommend to the Board and management a process for new Board member orientation;

         - consider matters of corporate governance and Board practices and recommend improvements to the Board;

         - review periodically the Company's charter and bylaws in light of statutory changes and current best practices;

         - review periodically the charter, responsibilities, membership and chairmanship of each committee of the Board and recommend appropriate changes;

         - review Director independence, conflicts of interest, qualifications and conduct and recommend to the Board removal of a Director when appropriate; and

         -        annually assess the Committee's performance.

         The Committee on Directors and Board Governance held five meetings in fiscal year 2003. See "Nominating Procedures" below for further information on the nominating process.

NOMINATING PROCEDURES

         As described above, the Company has a standing Committee on Directors and Board Governance. The Committee on Directors and Board Governance's charter is posted on our website, www.nobleintl.com in the investor relations section.

         The Board has adopted membership guidelines that outline the desired composition of the Board and the criteria to be used in selecting directors. These guidelines provide that the Board should be composed of directors with a variety of experience and backgrounds who have high-level managerial experience in a complex organization and who represent the balanced interests of shareowners as a whole rather than those of special interest groups. Other important factors in Board composition include diversity, age, international background and experience and specialized expertise. A significant majority of the Board should be directors who are not past or present employees of the Company or of a significant stockholder, customer or supplier.

         In considering candidates for the Board, the Committee on Directors and Board Governance considers the entirety of each candidate's credentials and does not have any specific minimum qualifications that must be met by a Board nominee. The Committee is guided by the composition guidelines set forth above and by the following basic selection criteria: highest character and integrity; experience and character.

                                 AUDIT COMMITTEE


         The Board of Directors has adopted a written charter for the Audit Committee. The three members of the Audit Committee are "independent" as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealer's listing standards.

         Principal Accounting Firm Fees. The aggregate amount of fees billed by Deloitte & Touche LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal years ended December 31, 2003, December 31, 2002, are as follows:

                                                    2003            2002
                                                    ----            ----
Audit Fees                                        $175,500       $247,507
Audit Related Fees                                $222,000       $-------
                                                  --------       --------

Total Audit and Audit-Related Fees                $397,500       $247,507

Tax Fees                                          $535,072       $342,345
All Other Fees                                    $ 22,280       $268,830
                                                  ---------      --------

Total Fees                                        $954,852       $858,682


         Audit Fees. These fees are for professional services rendered in connection with the audit of the Company's annual financial statements for the fiscal year ended December 31, 2003 and December 31, 2002, and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year.

         Audit Related Fees. These fees are for professional services rendered in connection with the audit of the Company's employee benefit plans and for Sarbanes-Oxley Act readiness, Section 404 advisory services in 2003.

         Financial Information System Design and Implementation Fees. There were no fees billed by Deloitte & Touche LLP for professional services rendered to the Company for the fiscal year ended December 31, 2003, for the design and implementation of financial information systems.

         Tax Fees. These fees relate to federal, state and foreign tax compliance services, including preparation, compliance, advice and planning.

         All Other Fees. These fees are for professional services rendered in connection with the Company's acquisitions, debt and equity offerings and other miscellaneous services.

         The Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy which requires the Committee's pre-approval of audit and non-audit services performed by the independent auditor to assure that the provisions of such services does not impair the auditor's independence. For the fiscal year ended December 31, 2003, the Audit Committee pre-approved all of the audit and non-audit services rendered by Deloitte and Touche and listed above.

         Leased Employees. Deloitte & Touche LLP has informed the Company that none of the hours expended on its engagement to audit the Company's financial statements for the fiscal year ended December 31, 2003, were attributable to work performed by persons other than full time, permanent employees.

         The Audit Committee report set forth below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

         Audit Committee Report. Management is responsible for the Company's internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent auditor is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes on behalf of the Board of Directors. In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. Moreover, the Audit Committee has considered whether the independent auditor's provision of other non-audit services to the Company is compatible with the auditor's independence. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission. By recommending to the Board of Directors that the audited financial statements be so included, the Audit Committee is not opining on the accuracy, completeness or fairness of the audited financial statements.

                                                    Sincerely,

                                                    Daniel J. McEnroe
                                                    Jonathan P. Rye
                                                    Van E. Conway
                                                    AUDIT COMMITTEE

                                PERFORMANCE GRAPH

         The following graph demonstrates the cumulative total return, on an indexed basis, to the holders of the Company's Common Stock in comparison with the Russell 2000 Index and an industry index of eighteen publicly traded companies operating primarily in Standard Industrial Classification 3714, except General Parts Corp (5013) and Tower Automotive (3460) (the "Peer Group Index"). The Peer Group Index was selected by the Company because the companies included therein engaged in either the manufacturing of motor vehicles and related parts, accessories and equipment with market capitalizations similar to that of the Company. The Peer Group Index consists of Arvin Meritor, Inc., Borg Warner, Inc., Dana Corp., Delphi Corp., Gentex Corp, General Parts Corp., Johnson Controls, Inc., Lear Corp., Modine Manufacturing Co., Superior Industries, Inc., Tower Automotive, Inc. and Visteon Corp. The Peer Group Index closely approximates Noble's peer group both in range of products provided and market capitalization.

         The graph assumes $10,000 invested on December 31, 1998 in the Common Stock, in the Russell 2000 Index and the Peer Group Index. The historical performance shown on the graph is not necessarily indicative of future price performance.

                             12/31/198    12/31/1999     12/31/2000      12/31/2001      12/31/2002     12/31/2003
                             ---------    ----------     ----------      ----------      ----------     ----------
Auto Parts Peer Index        $ 10,000      $  9,671       $  7,201        $  9,262         $ 8,180       $ 11,410
Russell 2000 Index           $ 10,000      $ 11,962       $ 11,459        $ 11,698         $ 9,079       $ 13,198
The Company                  $ 10,000      $ 15,753       $  5,753        $  8,963         $ 8,548       $ 25,085


                                 [BAR GRAPHIC]

ITEM 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors, upon recommendation of the Audit Committee, has appointed Deloitte & Touche LLP as independent public accountants, to audit the consolidated financial statements of the Company for the year ending December 31, 2004, and to perform other appropriate services as directed by the Company's management and Board of Directors.

         A proposal will be presented at the meeting to ratify the appointment of Deloitte & Touche LLP as the Company's independent public accountants. It is expected that a representative of Deloitte & Touche LLP will be present at the Annual Meeting to respond to appropriate questions or to make a statement if he or she so desires. Stockholder ratification of the selection of Deloitte & Touche LLP as the Company's independent public accountants is not required by the Company's Bylaws or other applicable legal requirement. However, the Board of Directors is submitting the selection of Deloitte & Touche LLP to the Stockholders for ratification as a matter of good corporate practice. If the Stockholders fail to ratify this appointment other independent public accountants will be considered by the Board of Directors upon recommendation of the Audit Committee. Even if the appointment is ratified, the Board of Directors at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its Stockholders.

VOTE REQUIRED

         The ratification of Deloitte & Touche LLP as the Company's independent public accountants will require the affirmative vote of the holders of at least a majority of the outstanding shares of the Company's Common Stock present or represented at the meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

ITEM 3: OTHER MATTERS

         Except for the matters referred to in the accompanying Notice of Annual Meeting, management does not intend to present any matter for action at the Annual Meeting and knows of no matter to be presented at the meeting that is a proper subject for action by the Stockholders. However, if any other matters should properly come before the meeting, it is intended that votes will be cast pursuant to the authority granted by the enclosed Proxy in accordance with the "recommendation of the Board of Directors."

                                  ANNUAL REPORT

         The Annual Report to Stockholders covering the Company's fiscal year ended December 31, 2003 is being mailed to Stockholders with this Proxy Statement. THE COMPANY'S ANNUAL REPORT ON FORM 10-K UNDER THE SECURITIES EXCHANGE ACT OF 1934 FOR THE YEAR ENDED DECEMBER 31, 2003, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, WHICH THE COMPANY HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE MADE AVAILABLE TO BENEFICIAL OWNERS OF THE COMPANY'S SECURITIES WITHOUT CHARGE UPON REQUEST BY CONTACTING MICHAEL C. AZAR, SECRETARY, 28213 VAN DYKE AVE., WARREN, MICHIGAN 48093. The annual report does not form any part of the material for the solicitation of the Proxy.

                              STOCKHOLDER PROPOSALS

         Stockholders who intend to have a proposal considered for inclusion in the Company's proxy materials for presentation at the 2005 Annual Meeting of Stockholders must submit the written proposal to the Company no later than December 18, 2004. Stockholders who intend to present a proposal at the 2005 Annual Meeting of Stockholders without inclusion of such proposal in the Company's proxy materials are required to provide notice of such proposal to the Company no later than March 3, 2005. The persons named in the Company's proxies for its annual meeting of stockholders to be held in 2005, may exercise discretionary voting power with respect to any such proposal as to which the Company does not receive timely notice. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

                       REQUEST TO RETURN PROXIES PROMPTLY

         A Proxy is enclosed for your use. Please mark, date, sign and return the Proxy at your earliest convenience or vote through the telephone or Internet procedures set forth on the proxy card. The Proxy requires no postage if mailed in the United States in the postage-paid envelope provided. A prompt return of your Proxy will be appreciated.

                                            By Order of the Board of Directors,

                                            /s/ MICHAEL C. AZAR

                                            Michael C. Azar,
                                            Secretary

Warren, Michigan
April 19, 2004

              NOBLE INTERNATIONAL, LTD. PROXY - 2004 ANNUAL MEETING

  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING
                                  MAY 12, 2004

         The undersigned, a Stockholder of Noble International, Ltd., a Delaware corporation, appoints Michael C. Azar his, her or its true and lawful agent and proxy, with full power of substitution, to vote all the shares of stock that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Noble International, Ltd. to be held at the Oakland Hills Country Club, on Wednesday, May 12, 2004 at 10:00 a.m., and any adjournment(s) thereof, with respect to the following matters which are more fully explained in the Proxy Statement of the Company dated April 19, 2004, receipt of which is acknowledged by the undersigned:



                                                      NOBLE INTERNATIONAL, LTD.

                                                            May 12, 2004
Co. # ____________                                                                                          Acct. #_________________

                                                      PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL. Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE ONLY). Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET. Please access the web page at "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.

                                                                                                        ----------------------------
YOUR CONTROL NUMBER IS
                       ----------------
                                                                                                        ----------------------------

------------------------------------------------------------------------------------------------------------------------------------
ITEM 1:  ELECTION OF CLASS II DIRECTORS


                           ______  FOR all nominees                             ______WITHHOLD AUTHORITY
                                    (Except as listed below)                            (As to all nominees.)
                                                                                               ---

         NOMINEES:         DANIEL J. MCENROE, STUART I. GREENBAUM, THOMAS L. SAELI

         INSTRUCTION:      To withhold authority to vote for any individual nominee(s), write that nominee's name in the space provided below.
                                          ---------------------------

------------------------------------------------------------------------------------------------------------------------------------

ITEM 2:  RATIFICATION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT PUBLIC
         ACCOUNTANTS

                                      FOR                        AGAINST                            ABSTAIN
                           ----------                -----------                        -----------


------------------------------------------------------------------------------------------------------------------------------------

ITEM 3:  THE TRANSACTION OF SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL
         MEETINGS


------------------------------------------------------------------------------------------------------------------------------------

This proxy will be voted in accordance with the instructions given. If no direction is made, the shares represented by this proxy will be voted FOR the election of the directors nominated by the Board of Directors, for the ratification of Deloitte Touche LLP as the Company's Independent Public Accountants and will be voted in accordance with the discretion of the proxies upon all other matters which may come before the Annual Meeting.

                                       DATED:                            , 2004
                                             ----------------------------

                                       -----------------------------------------
                                       Signature of Stockholder

                                       -----------------------------------------
                                       Signature of Stockholder

                  PLEASE SIGN AS YOUR NAME APPEARS ON THE PROXY

         Trustees, Guardians, Personal and other Representatives, please indicate full titles.